Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DEL MONTE FOODS COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	One Market @ The Landmark,	13-3542950
(State or Other Jurisdiction of	San Francisco, California 94105	(I.R.S. Employer
Incorporation or Organization)	(Address of Principal Executive Offices Including Zip Code)	Identification No.)

DEL MONTE FOODS COMPANY 2002 STOCK INCENTIVE PLAN
(Full Title of the Plan)

James Potter, Esq.	Copies to:
Senior Vice President, General Counsel	Douglas D. Smith, Esq.
and Secretary	Gibson, Dunn & Crutcher LLP
Del Monte Foods Company	One Montgomery Street, 26th Floor
One Market @ The Landmark	San Francisco, California 94104
San Francisco, California 94105	(415) 393-8200

(Name and Address of Agent For Service)

(415) 247-3000
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price	Aggregate	Amount of
to be Registered	Registered(1)	Per Share(2)	Offering Price(2)	Registration Fee(3)

Common Stock, par value $0.01 per share(4)	15,400,000 shares	$8.345	$128,513,000	$11,824.00

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”) which become issuable under the Del Monte Foods Company 2002 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)	Estimated solely for the purpose of calculating the registration fee.

(3)	The registration fee has been calculated in accordance with Rule 457(h) under the Securities Act of 1933 based on the average of the high and low per share prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on December 17, 2002.

(4)	The Common Stock includes preferred stock purchase rights that initially will trade together with the Registrant’s Common Stock. The value attributable to the preferred stock purchase rights, if any, is reflected in the price of the Registrant’s Common Stock.

INTRODUCTION

     This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Del Monte Foods Company, a Delaware corporation (the “Registrant”), relating to 15,400,000 shares of its common stock, par value $0.01 per share (and associated preferred stock purchase rights) (the “Common Stock”), issuable to eligible employees of the Registrant and its subsidiaries under the Del Monte Foods Company 2002 Stock Incentive Plan (the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information

     Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information

     Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

     The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002, as amended;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002;

(c)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on August 8, 2002, December 6, 2002, December 9 and December 13, 2002;

(d)	The description of the Registrant’s Common Stock contained in the Prospectus dated February 4, 1999 filed pursuant to Rule 424(b) of the Securities Act of 1933 (the “Securities Act”) with respect to the Registrant’s Registration Statement on Form S-1, as amended (No. 333-48235), filed with the Commission on March 19, 1998 and incorporated by reference to Item 1 of the Registration Statement on Form 8-A (No. 001-14335) filed by the Registrant under the Exchange Act with the Commission on July 23, 1998; and

(e)	The description of the Registrant’s preferred stock purchase rights contained in Item 1 of the Registrant’s Registration Statement on Form 8-A (No. 001-14335) filed with the Commission on June 13, 2002.

     All documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

Item 4. Description of Securities

     Not Applicable.

Item 5. Interests of Named Experts and Counsel

     Not Applicable.

Item 6. Indemnification of Directors and Officers

     The Registrant’s certificate of incorporation generally provides that the Registrant will indemnify each of its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”) and may indemnify certain other persons as authorized by the DGCL. Section 145 of DGCL authorizes a Delaware corporation to indemnify officers, directors, employees and agents of the corporation, in connection with actual or threatened actions, suits or proceedings provided that such officer, director, employee or agent acted in good faith and in a manner such officer reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. This authority is sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

     Section 102(b)(7) of the DGCL permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit director’s liability to the corporation and its stockholders for monetary damages arising out of certain breaches of their fiduciary duty. The Registrant’s certificate of incorporation provides for the elimination of a director’s liability to the Registrant and its stockholders for monetary damages for breach of such director’s fiduciary duty, except with respect to any of the following: (1) breaches of the director’s duty of loyalty to the corporation or its stockholders; (2) acts or omissions not made in good faith or which involve intentional misconduct or knowing violations of law; (3) liability for dividends paid or stock repurchased or redeemed in violation of the DGCL; or (4) any transaction from which the director derived an improper personal benefit. Section 102(b)(7) does not authorize any limitation on the ability of the corporation or its stockholders to obtain injunctive relief, specific performance or other equitable relief against directors.

     Article X of the Registrant’s certificate of incorporation provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Registrant or is or was serving at the Registrant’s request as a director, officer, employee or agent of another entity, shall be indemnified and held harmless by the Registrant to the full extent permitted by the DGCL. The foregoing right of indemnification shall not be deemed to be exclusive of any other rights to which those seeking indemnification may acquire under any statute, provision of the certificate of incorporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.

     All of the Registrant’s directors and officers will be covered by insurance policies maintained by the Registrant against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act .

Item 7. Exemption from Registration Claimed

     Not Applicable.

Item 8. Exhibits

Exhibit Number	Exhibit

4.1	Description of the Registrant’s Common Stock (incorporated by reference to Item 1 of the Registrant’s Registration Statement on Form 8-A (No. 001-14335), filed with the Commission on July 23, 1998).

4.2	Description of the Registrant’s Preferred Stock Purchase Rights (incorporated by reference to Item 1 of the Registration Statement on Form 8-A (No. 001-14335), filed with the Commission on June 13, 2002).

4.3	Rights Agreement, dated as of June 12, 2002, between the Registrant and the Bank of New York, as Rights Agent (incorporated by reference to Exhibit 1 of the Registration Statement on Form 8-A (No. 001-14335), filed with the Commission on June 13, 2002).

5.1	Opinion and consent of Gibson, Dunn & Crutcher LLP.

23.1	Consent of KPMG LLP, Independent Auditors.

23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages to this Registration Statement on Form S-8).

99.1	Del Monte Foods Company 2002 Stock Incentive Plan (incorporated by reference to Annex F of the Proxy Statement/Prospectus, dated November 19, 2002, filed with the Commission on November 20, 2002 pursuant to Rule 424(b) of the Securities Act with respect to the Registrant’s Registration Statement on Form S-4, as amended (No. 333-98827)).

Item 9. Undertaking

     A.     The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (l)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;

          (2) that for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the offering.

     B.     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C.     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions incorporated by reference in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 19th day of December, 2002.

DEL MONTE FOODS COMPANY

By:	/s/ Richard G. Wolford

Richard G. Wolford
President and Chief Executive Officer,
Director and Chairman of the Board

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David L. Meyers and James Potter, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard G. Wolford	President and Chief Executive Officer,	December 19, 2002
Director and Chairman of the Board
Richard G. Wolford	(Principal Executive Officer)

/s/ David L. Meyers	Executive Vice President,	December 19, 2002
David L. Meyers	Administration and Chief Financial Officer (Principal Financial Officer)

/s/ Richard L. French	Senior Vice President and Chief	December 19, 2002
Richard L. French	Accounting Officer (Principal Accounting Officer)

/s/ Richard W. Boyce	Director	December 19, 2002

Richard W. Boyce

/s/ Timothy G. Bruer	Director	December 19, 2002
Timothy G. Bruer

/s/ Al Carey	Director	December 19, 2002

Al Carey

	Director	December 19, 2002

Patrick Foley

/s/ Brian E. Haycox	Director	December 19, 2002

Brian E. Haycox

/s/ Denise O”Leary	Director	December 19, 2002

Denise O’Leary

/s/ William S. Price III	Director	December 19, 2002

William S. Price III

/s/ Jeffrey A. Shaw	Director	December 19, 2002

Jeffrey A. Shaw

/s/ Wesley J. Smith	Director	December 19, 2002

Wesley J. Smith

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Description of the Registrant’s Common Stock (incorporated by reference to Item 1 of the Registrant’s Registration Statement on Form 8-A (No. 001-14335) filed with the Commission on July 23, 1998).

4.2	Description of the Registrant’s Preferred Stock Purchase Rights (incorporated by reference to Item 1 of the Registration Statement on Form 8-A (No. 001-14335) filed with the Commission on June 13, 2002).

4.3	Rights Agreement, dated as of June 12, 2002, between the Registrant and the Bank of New York, as Rights Agent (incorporated by reference to Exhibit 1 of the Registration Statement on Form 8-A (No. 001-14335) filed with the Commission on June 13, 2002).

5.1	Opinion and consent of Gibson, Dunn & Crutcher LLP.

23.1	Consent of KPMG LLP, Independent Auditors.

23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages to this Registration Statement on Form S-8).

99.1	Del Monte Foods Company 2002 Stock Incentive Plan (incorporated by reference to Annex F of the Proxy Statement/Prospectus, dated November 19, 2002, filed with the Commission on November 20, 2002 pursuant to Rule 424(b) of the Securities Act with respect to the Registrant’s Registration Statement on Form S-4, as amended (No. 333-98827)).